SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 3, 2005

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 3, 2005, Saks Incorporated disclosed that, at management’s request, the Audit Committee of the Board of Directors has been conducting an internal investigation into alleged improper collections of vendor markdown allowances in one of Saks Fifth Avenue’s (“SFAE”) six merchandising divisions. The investigation also is examining the adequacy of an initial internal investigation in 2002 into this matter. The Company voluntarily informed the Securities and Exchange Commission of the current internal investigation, and in response the SEC has opened an informal inquiry. The Company will cooperate fully with any SEC inquiry.

The Company preliminarily estimates that during the Company’s 1999-2003 fiscal years, SFAE improperly collected from vendors a total amount of up to approximately $21.5 million. A majority of these improper collections occurred during the Company’s 2000, 2001 and 2002 fiscal years and a lesser amount of such collections occurred during the 1999 and 2003 fiscal years. The Company currently does not believe that there were any improper collections during the 2004 fiscal year. The Audit Committee expects that its investigation will be completed by the end of March, 2005.

Separately, the Company is currently addressing certain operating lease accounting issues and has determined that it is required to correct accounting errors related to its previously recorded operating leases. For the period fiscal 1999 through the third quarter of fiscal 2004, the total estimated impact of correcting these errors is to reduce reported pretax income by approximately $31.6 million, including an approximately $10.0 million increase in previous impairment charges.

In light of the cumulative impact that the vendor allowance and operating lease matters would have to fourth quarter fiscal 2004 financial results, the Company now expects to restate its financial statements for fiscal 1999 through the third quarter of fiscal 2004. The Company has assessed the materiality of the restatement in respect of each such period. On March 3, 2005, the Company concluded that the financial statements for these periods should no longer be relied upon because of errors in such financial statements.

The restated financial statements described in this filing will not be filed with the SEC until after the completion of the investigation.

The Audit Committee and the Company’s authorized officers discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters disclosed in this filing pursuant to Item 4.02(a).

A copy of the news release disclosing, among other things, that the Company’s previously issued financial statements will be restated is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 4.02(a).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document
99.1	Copy of news release issued by the Company on March 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: March 4, 2005	/s/ Douglas E. Coltharp
Douglas E. Coltharp Executive Vice President and Chief Financial Officer